SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)	March 22, 2007

SIENA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5625 Arville, Suite E Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 889-8777
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 22, 2007, upon management’s recommendation to the Board of Directors of Siena Technologies, Inc. (formerly Network Installation Corp.) (the “Company”), the Company’s Board of Directors determined that the Company’s unaudited financial statements for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006 should no longer be relied upon as a result of accounting for:

•

Stock options issued to employees during the first, second and third quarters of 2006, resulting from the late adoption of SFAS 123(R) “Share Based Payment”, which replaced SFAS 123 and superseded APB 25 “Accounting for Stock Issued to Employees” which was the historical accounting method used by the Company;

•

Warrants issued in exchange for common stock in March 2006 that were accounted for under certain paragraphs of EITF 00-19, however such paragraphs were superseded by SFAS 150, which required the Company to account for these warrants as a derivative liability measured initially at the fair value of the common stock for which the warrant is exercisable; and

•

Changes in the fair market value of its derivative liability associated with these warrants at March 31, 2006, June 30, 2006 and September 30, 2006 as required by SFAS 150 which requires the changes in the fair market value of the derivative liability to be recognized in the statement of operations at each reporting period.

Management of the Company believes the net effects of these transactions (collectively known as the “Adjustments”) are as follows:

At and for the Three Months ended March 31, 2006

The Adjustments are expected to, in the aggregate, increase current liabilities by $1,180,655, decrease additional paid in capital by $1,504,994, decrease stockholders’ equity related to warrants by $28,796, and decrease the Company’s accumulated deficit and net loss by $280,389.

At and for the Three and Six Months ended June 30, 2006

The Adjustments are expected to, in the aggregate, increase current assets and total assets by $94,236, increase current liabilities by $2,644,481, decrease additional paid in capital by $1,562,083, decrease stockholders’ equity related to warrants by $28,796, and decrease the Company’s accumulated deficit and net loss by $346,061 ($626,450 for the six months ended June 30, 2006).

At and for the Three and Nine Months ended September 30, 2006

The Adjustments are expected to, in the aggregate, increase current and total assets by $87,868, increase current liabilities by $2,146,598, decrease additional paid in capital by $1,630,168, decrease stockholder’ equity related to warrants by $28,796, and increase the Company’s accumulated deficit and net loss by $327,253 ($299,197 for the nine months ended September 30, 2006).

In addition, the Company’s unaudited balance sheets at June 30, 2006 and September 30, 2006 will be restated by disaggregating the presentation of discontinued operations for its subsidiaries Network Installation Corporation and Com Services, Inc. Separate captions will be provided for the current and long-term assets and liabilities of the discontinued operations in the appropriate sections of the balance sheets.

On December 22, 2006, the Company received a letter from the Securities and Exchange Commission inquiring about certain items included in its Form 10-KSB at and for the Year ended December 31, 2005, its Forms 10-QSB for the Three Quarters ended September 30, 2006 and its Form 8-K filed on November 17, 2006. In addition to the items mentioned above, and as a result of reviewing the Commission’s comments, the Company believes that its unaudited financial statements for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006 may also be restated as a result of the accounting for its issuance of convertible debentures. However, a final decision regarding restatement for this matter has not yet been made by the Company’s Board of Directors.

The Company is also in the process of determining whether its audited financial statements at and for the Year ended December 31, 2005 may also require restatement and as such these audited financial statements should no longer be relied upon as a result of accounting for:

•	The issuance of convertible debentures;

•	The calculations of goodwill related to the acquisitions of its wholly owned subsidiaries, Kelley Communication Company, Inc. and Com Services, Inc.; and

•	The rescission of a prior issuance of its common stock for services rendered.

However, it is too early to determine if the accounting for these transactions needs to be restated, and if so, what the economic impact will be.

The Company’s Chief Financial Officer has discussed all of the items above with the Company’s independent accountants for the aforementioned financial periods. The Company intends to file its restated financial statements for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006 in conjunction with the filing of the Company’s Annual Report on Form 10-KSB at and for the year ended December 31, 2006 as soon as possible, but no later than April 17, 2007. If the Company determines that the audited financial statements at and for the Year ended December 31, 2005 require restatement, the Company also intends to file such restated financial statements at the same time.

This report may contain forward-looking statements that involve risks and uncertainties.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons.  Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  restated financial statements, future  results,  levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENA TECHNOLOGIES, INC.
March 27, 2007	/s/ Christopher G. Pizzo Christopher G. Pizzo Chief Financial Officer